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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors and stockholders
HealthSpring, Inc.:


We consent to the incorporation by reference in registration statement No. 333-131654 on Form S-8 of HealthSpring, Inc. of our report dated March 30, 2006, with respect to the consolidated balance sheet of HealthSpring, Inc. as of December 31, 2005, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for the ten-month period from March 1, 2005 to December 31, 2005; and the consolidated balance sheet of NewQuest, LLC and subsidiaries as of December 31, 2004, and the related consolidated statements of income, changes in members' equity and comprehensive income, and cash flows for the two months ended February 28, 2005 and for the years ended December 31, 2004 and 2003 and the related financial statement schedule, which report appears in the December 31, 2005 annual report on Form 10-K of HealthSpring, Inc.


/s/ KPMG LLP


Nashville, Tennessee
March 30, 2006